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HYDROGEN ENGINE CENTER, INC.
Nicole Fritz-Kemna,
Communications Director
(515) 295-3178
nkemna@hydrogenenginecenter.com

FOR IMMEDIATE RELEASE

HYDROGEN ENGINE CENTER APPOINTS JAN ROWINSKI AND DAVID F. MCMANAMY

TO BOARD OF DIRECTORS

ALGONA, IA, July 23, 2008 -- Hydrogen Engine Center, Inc. (HEC) (OTC BB: HYEG.OB) announced today that it has appointed Jan Rowinski, Managing Partner Bay Stream Ventures Inc. and a board member of HEC Canada, and David McManamy, Principal of FL&C Management LLC, to the Board of Directors of Hydrogen Engine Center, Inc. with immediate effect.

Mr. Rowinski, age 55, is an experienced executive and serial entrepreneur, with broad-based US, Canadian and International experience. Mr. Rowinski is the Co-Founder and Managing Partner of Bay Stream Ventures, a corporate development and management consulting firm specializing in Business Development, Corporate Strategy, M&A, Financing, and Performance Improvement. He is also the CEO of GPS Latitude, a provider of security solutions and tracking for mobile assets. Mr. Rowinski also co-founded and led high-tech companies in a wide range of markets. He served as a Lecturer / Chair in numerous conferences regarding Technology and Mobile / Wireless Computing. He is also a member of the Canadian Security Association (CANASA). He holds an MBA degree from McGill University, B.Sc. in Mathematics, and an Electrical Engineering (DEC). Mr. Rowinski currently resides in Montréal, Canada.

Mr. McManamy, age 62, has over 35 years of financial management experience in the manufacturing, alternative fuel and automotive industries. Since 2005, he has been the principal and sole owner of FL&C Management LLC, a financial management consulting company offering services that include evaluating joint-venture opportunities, project management in support of subsidiary sales and pricing as well as cost analysis for new technology product development for automotive OEMs. Prior to starting up FL&C Management, he was Director of Finance at Ballard Power Systems, a Vancouver-based supplier of fuel cell systems. He was Vice President of Finance at Ecostar Electric Drive Systems LLC, a joint venture among Ford, DaimlerChrysler and Ballard. His previous experience also includes positions with Ford Motor Co. He holds a BS in accounting from the Franciscan University of Steubenville, and has undertaken graduate studies in business and psychology at the Universities of Pittsburgh, Michigan-Dearborn and Detroit-Mercy. He is a resident of Plymouth, Michigan.

Ted Hollinger, HEC’s CEO, stated, “Jan and Dave bring invaluable experience and expertise to the HEC team. We are delighted that they have agreed to join our board at this important time in our company history.”

Jan Rowinski said, “I am very pleased to deepen my relationship with Hydrogen Engine Center. HEC’s clean energy technologies, including the innovative Oxx Boxx™ engine controller and fuel delivery systems, can be important parts of the solution relating to the world’s energy needs. I look forward to helping the Company develop its line of alternative energy solutions as well as introducing them to the global market.”

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David McManamy stated, “I am proud to join the Hydrogen Engine Center’s board of directors. I believe that I can help strengthen the Company’s financial controls to improve shareholder value. At the same time, I am impressed with the technology HEC has developed and see a bright future for the Company.”

About Hydrogen Engine Center, Inc.
Hydrogen Engine Center, Inc. (HEC) designs, manufactures and distributes alternative-fueled internal combustion engines, engine controls and fuel delivery systems and power generation equipment for distributed power, agricultural, industrial, airport ground support, off-road vehicular, business and home applications. All HEC engines and power generation equipment are capable of running on a multitude of fuels, including but not limited to, hydrogen, ammonia, synthetic gas, coal bed methane, gasoline, and ethanol. HEC trades on the Bulletin Board under the symbol "HYEG.OB." Principal offices are located at 2502 E Poplar St., Algona, Iowa 50511. Visit www.hydrogenenginecenter.com or in the US dial 515-295-3178 for more information.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, the timely availability of needed capital, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

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